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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
SAGA Software, Inc.

     We consent to the use of our report dated February 1, 2000, incorporated by reference herein, relating to the consolidated balance sheets of SAGA Software, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1999, and all related schedules, which report appears in the December 31, 1999, annual report on Form 10-K of SAGA Software, Inc.


                                                  /s/ KPMG LLP
                                                  ------------
                                                  KPMG LLP


McLean, Virginia
June 22, 2000